Third Quarter 2019 Earnings Release Investor Presentation NASDAQ: CARO October 24, 2019

2 Disclaimer Certain statements in this presentation contain “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 , such as statements relating to future plans and expectations, and are thus prospective . Such forward - looking statements include but are not limited to statements with respect to plans, objectives, expectations, and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions . Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward - looking statements . Although we believe that the assumptions underlying the forward - looking statements are reasonable, any of the assumptions could prove to be inaccurate . Therefore, we can give no assurance that the results contemplated in the forward - looking statements will be realized . The inclusion of this forward - looking information should not be construed as a representation by Carolina Financial Corporation (“Carolina Financial” or the “Company”) or any person that such future events, plans, or expectations will occur or be achieved . The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward - looking statements : (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third - party relationships and revenues ; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses ; (3) the rate of delinquencies and amounts of charge - offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk - related losses and expenses ; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized ; (5) changes in the U . S . legal and regulatory framework including, but not limited to, the Dodd - Frank Act and regulations adopted thereunder ; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the Company ; (7) the business related to acquisitions may not be integrated successfully or such integration may take longer to accomplish than expected ; (8) the expected cost savings and any revenue synergies from acquisitions may not be fully realized within expected timeframes ; (9) disruption from acquisitions may make it more difficult to maintain relationships with clients, associates, or suppliers ; and (10) the impact of hurricanes and other natural disasters on our loan portfolio and the economic prospects of our coastal markets . Additional factors that could cause our results to differ materially from those described in the forward - looking statements can be found in our reports (such as our Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K) filed with the SEC and available at the SEC’s Internet site (http : //www . sec . gov) . All subsequent written and oral forward - looking statements concerning the Company or any person acting on its behalf is expressly qualified in their entirety by the cautionary statements above . We do not undertake any obligation to update any forward - looking statement to reflect circumstances or events that occur after the date the forward - looking statements are made . This presentation and the accompanying news release contain financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”) . Such statements should be read along with the tables in the accompanying news release, which provide a reconciliation of non - GAAP measures to GAAP measures . This presentation and the accompanying news release discuss financial measures, such as core deposits, tangible book value, operating earnings, net interest margin - core and yield on loans receivable - core, which are non - GAAP measures . We believe that such non - GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner . Non - GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP . Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company . Non - GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP .

3 Third Quarter Highlights • 2019 Q 3 net income increased 9 . 3 % to $ 16 . 6 million, or $ 0 . 74 per diluted share compared to $ 15 . 2 million, or $ 0 . 66 per diluted share for 2018 Q 3 . (1) • 2019 Q 3 operating earnings (Non - GAAP) increased 20 . 8 % to $ 18 . 6 million, or $ 0 . 83 per diluted share, from $ 15 . 4 million, or $ 0 . 67 per diluted share, for 2018 Q 3 . (2) • Loans receivable, gross grew $ 70 . 9 million from June 30 , 2019 , or at an annualized rate of 10 . 7 % and grew $ 197 . 8 million, or at an annualized rate of 10 . 5 % since December 31 , 2018 . • Provision for loan losses in 2019 Q 3 of $ 620 , 000 compared to provision for loan losses in 2018 Q 3 of $ 750 , 000 . Provision for loan losses was primarily driven by organic loan growth . • Total deposits increased $ 37 . 1 million from June 30 , 2019 and increased $ 125 . 0 million from December 31 , 2018 . • On July 15 , 2019 , the Company announced the execution of an agreement to acquire Carolina Trust BancShares , Inc . The combined company will have over $ 4 . 7 billion in total assets with a market capitalization of approximately $ 850 million . Regulatory approvals for the transaction were received in September and October 2019 . • In August 2019 , some of our coastal markets were impacted by storm conditions from Hurricane Dorian . While our businesses experienced impacts due to business interruptions, we did not experience any significant damage from the storm and are not expecting material customer impacts . • Book value per common share of $ 28 . 08 and $ 25 . 83 as of September 30 , 2019 and December 31 , 2018 , respectively . Tangible common book value per share (Non - GAAP) of $ 21 . 68 at September 30 , 2019 compared to $ 19 . 36 at December 31 , 2018 . • On December 3 , 2018 , the Company announced that the Board of Directors approved a plan to repurchase up to $ 25 million in shares of the Company’s common stock through open market and privately negotiated transactions over the next three years . During the third quarter, the Company repurchased approximately 47 , 000 shares at an average price of $ 34 . 23 . • On October 23 , 2019 , the Company declared a $ 0 . 10 dividend per common share, payable on January 3 , 2020 , to stockholders of record on December 13 , 2019 . This represents an 11 . 1 % increase in the quarterly dividend . Over the last 4 quarters, the Company has increased its quarterly dividend from $ 0 . 07 per share to $ 0 . 10 per share, or by 42 . 8% , as a result of increased earnings . (1) All information at and for the period ended September 30, 2019 is preliminary and based on Company data available at the time of the presentation. (2) Operating earnings exclude loss on extinguishment of debt, net gain or loss on sale of securities, fair value adjustments on int erest rate swaps, temporary MSR impairment and merger related expenses, all net of income taxes at the applicable period effective rate.

4 Community Banking Segment

5 Community Banking Segment Results Bank Segment Earnings (1) • 2019Q3 community banking segment net income of $16.9 million, or $0.76 per diluted share, compared to $15.3 million for 2018Q3, or $0.67 per diluted share. • 2019Q3 operating earnings (Non - GAAP) of $17.5 million, or $0.78 per diluted share, compared to $15.4 million for 2018Q3, or $0.67 per diluted share. (2) • Segment Return on Average Assets was 1.73% for 2019Q3 compared to 1.67% for 2018Q3. • Segment Operating Return on Average Assets (Non - GAAP) was 1.80% for 2019Q3 compared to 1.68% for 2018Q3. (2) 2011Y 2012Y ($18.7) (1) Community banking segment earnings as reported in public filings (includes intersegment revenues and expenses and excludes ho ldi ng company expenses). The September 30, 2019 information is preliminary and based on Company data available at the time of the presentation. (2) Operating earnings exclude loss on extinguishment of debt, net gain or loss on sale of securities, fair value adjustments on int erest rate swaps, temporary MSR impairment and merger related expenses, all net of effective income tax rate for the applicable business segment. Operating bank segment EP S equals operating bank segment earnings divided by weighted average diluted shares. $15.3 $15.4 $14.8 $15.8 $16.9 $15.4 $16.9 $14.9 $16.0 $17.5 1.68% 1.83% 1.56% 1.65% 1.80% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 $10.0 $11.0 $12.0 $13.0 $14.0 $15.0 $16.0 $17.0 $18.0 $19.0 $20.0 2018Q3 2018 Q4 2019Q1 2019Q2 2019Q3 Total Community Banking Net Income ($MM) Total Community Banking Operating Earnings ($MM) (Non-GAAP) Community Banking Operating Earnings / Avg. Consolidated Assets (%) (Non-GAAP)

6 4.15% 4.23% 4.00% 3.99% 4.13% 3.80% 3.84% 3.81% 3.82% 3.77% 3.50% 4.00% 4.50% 2018Q3 2018Q4 2019Q1 2019Q2 2019Q3 Net Interest Margin (FTE)(2) (%) Net Interest Margin - core (3) (%) Net Interest Margin (1) (1) The September 30, 2019 information is preliminary and based on Company data available at the time of the presentation. (2) Net interest margin – tax - equivalent. (3) Net interest margin - core and yield on loans receivable - core excludes the impact of purchase accounting accretion, loan payoff charges and related deferred fees recognized related to early loan repayments. See Exhibit for reconciliation of yield on loans, core and NIM, core Yield on loans and securities Net interest margin Cost of funds Yield on loans increased 17bps and NIM on a tax equivalent basis increased 14 bps, from 2019Q2. Significant items included in yield on loans/NIM: • Recovery of interest income of approximately $1.2 million related to a payoff of a purchased credit impaired loan increasing loan yield 18 bps and NIM 13 bps. • Additional acquired loan accretion income of $1.7 million in 2019Q3 increasing loan yield 26bps and NIM 20bps compared to $1.5 million for 2019Q2 increasing loan yield 23bps and NIM 17bps. • Early loan payoff fees included in interest income of $276 thousand in 2019Q3 increasing loan yield 4bps and NIM 3bps compared to $46 thousand in 2019Q2 increasing loan yield 1bps and NIM 1 bps. • Excluding accretion income from acquired loans and early payoff fees, Q3 2019 net interest margin was 3.77% compared to 3.82% in Q2 2019. • TEY on securities decreased to 3.57% in 2019Q3 compared to 3.69% in 2019Q2. • Decrease in the cost of funds of 4 bps between 2019Q2 to 2019Q3. 0.92% 1.04% 1.18% 1.23% 1.19% 0.50% 1.00% 1.50% 2018Q3 2018Q4 2019Q1 2019Q2 2019Q3 Cost of Funds (%)

7 Bank Segment Operating Efficiencies • Bank Segment noninterest expenses as a percentage of average consolidated assets of 2.00% in 2019Q3 compared to 2.08% in 2018Q3. • Operating Bank Segment noninterest expenses (Non - GAAP) as a percentage of average consolidated assets of 1.95% in 2019Q3 compared to 2.08% in 2018Q3. • Operating Bank Segment efficiency ratio (Non - GAAP) of 45.0% in 2019Q3 compared to 48.2% in 2018Q3. Operating Bank Segment Noninterest Expenses/Avg. Assets (%) (1)(2)(3) (1) Bank segment operating figures include intersegment revenues and expense and exclude holding company expenses. (2) The September 30, 2019 information is preliminary and based on Company data available at the time of the presentation. (3) Operating bank segment ratios exclude loss on extinguishment of debt, net gain or loss on sale of securities, fair value adjustments on interest rate swaps, temporary MSR impairment and merger related expenses. Operating Bank Segment Efficiency Ratio (1)(2)(3) 48.2% 45.1% 49.1% 47.2% 45.0% 40.0% 42.5% 45.0% 47.5% 50.0% 2018Q3 2018Q4 2019Q1 2019Q2 2019Q3 2.08% 1.96% 1.99% 1.96% 1.95% 1.50% 1.75% 2.00% 2.25% 2.50% 2018Q3 2018Q4 2019Q1 2019Q2 2019Q3

8 Strong Balance Sheet Growth • Loans receivable, gross grew at an annualized rate of 10.5% since 12 - 2018. • Total deposits increased $125.0 million since 12 - 2018. Total Deposits ($MM) (1)(2) Total Loans ($MM) (1)(2) Total Assets($MM) (1)(2) (1) Includes assets acquired and liabilities assumed in acquisitions, net of fair value adjustments. (2) The September 30, 2019 information is preliminary and based on Company data available at the time of the presentation. $567 $547 $576 $617 $612 $2,192 $2,171 $2,241 $2,189 $2,231 $2,760 $2,718 $2,817 $2,806 $2,843 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 2018Q3 2018Q4 2019Q1 2019Q2 2019Q3 Total Non-Interest Bearing Deposits Total Interest Bearing Deposits $2,444 $2,510 $2,576 $2,635 $2,706 $25 $17 $24 $29 $37 $2,469 $2,527 $2,599 $2,664 $2,743 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 2018Q3 2018Q4 2019Q1 2019Q2 2019Q3 Loans Held for Investment, net Loans Held for Sale $3,721 $3,791 $3,842 $3,888 $3,980 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 2018Q3 2018Q4 2019Q1 2019Q2 2019Q3

9 Diversified Loan Mix and Solid Asset Quality NPAs/ Assets (%) (1)(2) • We have a diversified loan mix, with a focus on lower risk assets. • Our asset quality remains favorable, with NPA’s / assets of 0.52% at September 30, 2019. The increase in the NPA ratio from the prior quarter was primarily due to one fully collateralized lending relationship. • Provision for loan loss of $620,000 in 2019Q3 primarily driven by organic loan growth. (1) Excludes performing troubled debt restructurings (TDRs) and purchased credit impaired loans. (2) September 30, 2019 information is preliminary and based on Company data available at the time of the presentation. NCOs / Average Loans (%) (2) Loan Composition (9/30/2019) (2) 2019Q3 Yield on Loans: 5.75% 0.32% 0.35% 0.34% 0.37% 0.52% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% 0.40% 0.45% 0.50% 0.55% 9/30/18 12/31/18 3/31/19 6/30/19 9/30/19 0.02% (0.02%) 0.02% (0.03%) 0.05% (0.10%) (0.05%) 0.00% 0.05% 0.10% 0.15% 0.20% 2018Q3 2018Q4 2019Q1 2019Q2 2019Q3 1 - 4 Family 26% Home Equity and Consumer 4% CRE 42% C&D 14% C&I 14%

10 Improving Deposit Mix Deposit Composition (9/30/2019) (1) • We grew Total Deposits $125.0 million since December 31, 2018. 2019Q3 Cost of Deposits: 1.00% (1) The September 30, 2019 information is preliminary and based on Company data available at the time of the presentation. (1) Noninterest - Bearing Demand 22% Interest - Bearing Demand 20% Money Market & Savings 22% Time Deposits 36%

11 Wholesale Mortgage Segment

12 Wholesale Mortgage Segment Wholesale Mortgage Platform (2) • Wholesale Mortgage segment LHFS originations increased in 2019 Q3 compared to 2018Q3. The margin also increased 54 bps in 2019Q3 from 2018Q3. • Wholesale Mortgage 2019Q3 segment net income of $325,000, or $0.01 per diluted share for 2019Q3. Wholesale Mortgage segment net income for 2018Q3 was $555,000 or $0.02 per diluted share. (1) Included in net income for the three months ended September 30, 2019 was a $1.8 million temporary impairment of mortgage servicing rights. Excluding the impact of the temporary impairment, operating earnings were $1.7 million, or $0.08 per diluted share for Q3 2019. • Results for 2018Q3 were affected by the impact of Hurricane Florence which caused limited mortgage banking activities throughout most of September 2018 in Eastern and Coastal markets and delayed closings on mortgage loans. Mortgage Banking Earnings Contribution (1)(2) (1) Wholesale Mortgage segment earnings include intersegment revenues and expenses and exclude holding company expenses. Wholesale mortgage EPS equals segment earnings divided by weighted average diluted shares. (2) The September 30, 2019 information is preliminary and based on Company data available at the time of the presentation. (3) Includes consolidated Carolina Financial loan principal serviced and MSR asset $0.6 $0.6 $0.4 $(0.1) $0.3 $(0.4) $ - $0.4 $0.8 $1.2 $1.6 2018Q3 2018Q4 2019Q1 2019Q2 2019Q3 $190,142 $168,002 $140,251 $189,245 $232,874 165 184 204 188 219 0 50 100 150 200 $- $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 2018Q3 2018Q4 2019Q1 2019Q2 2019Q3 bps CMC Originations ($MMs) Margin (bps) Principal serviced MSR asset Beginning balance 3,964.7$ 32.9$ Amount capitalized 92.5 0.8 Amount of repayments/amortization (413.0) -10% (4.1) -12% Ending balance 3,644.2$ 29.6 MSR valuation allowance (3.1) MSR ending balance 26.5$ Ended September 30, 2019 (In millions) For the Nine Months Loan Principal Serviced and MSR Asset Repayment/Amortization Analysis (3)

13 Focus on Stockholder Results • ROAA and ROATCE of 1.71% and 14.08%, respectively, for 2019Q3. • Operating ROAA and ROATCE (Non - GAAP) of 1.91% and 15.72%, respectively, for 2019Q3. • Diluted Earnings Per Share of $0.74 for 2019Q3 compared to $0.66 for 2018Q3. • Diluted Operating Earnings Per Share (Non - GAAP) of $0.83 for 2019Q3 compared to $0.67 for 2018Q3. • Tangible Common Book Value per share of $21.68 for 2019Q3 compared to $18.69 for 2018Q3. Consolidated Operating ROAA & Operating ROATCE (1)(2) Tangible Book Value per Share & Operating Earnings per Share (1)(2) (1) The September 30, 2019 information is preliminary and based on Company data available at the time of the presentation. (2) Operating earnings exclude extinguishment of debt, net gain or loss on sale of securities, fair value adjustments on interest rate swaps, temporary MSR impairment and merger related expenses, all net of income taxes at the applicable period rate. $18.69 $19.36 $20.10 $20.88 $21.68 $0.67 $0.75 $0.66 $0.73 $0.83 $ - $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 $10.00 $12.00 $14.00 $16.00 $18.00 $20.00 $22.00 2018Q3 2018Q4 2019Q1 2019Q2 2019Q3 Tangible Book Value per Share ($) Operating Earnings per Share (diluted) ($) 1.68% 1.83% 1.53% 1.68% 1.91% 14.85% 15.92% 13.44% 14.28% 15.72% 0.00% 5.00% 10.00% 15.00% 20.00% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% 2018Q3 2018Q4 2019Q1 2019Q2 2019Q3 Operating ROAA (%) Operating ROATCE (%)

14 Overall Summary of the 2019 Third Quarter • Very good organic loan growth of $ 70 . 9 million resulting in provision for loan losses of $ 620 , 000 with NPAs remaining stable . • Net interest margin - core (Non - GAAP) (2) decreased 5 bps point from Q 2 2019 . • Improved mortgage operations during the quarter : – Mortgage locks improved with a continued strong pipeline and increased margin . – Temporary impairment of mortgage servicing rights due to the impact of falling interest rates . – Good expense control in mortgage . • Overall strong expense control with operating Bank noninterest expense / average assets remaining under 2% . • Received regulatory approvals for acquisition of Carolina Trust BancShares , Inc . • Tangible book value per common share increase to $ 21 . 68 , an increase of 16 . 0 % from September 30 , 2018 . • Return on average assets of 1 . 71 % for the quarter ended September 30 , 2019 . O perating return on average tangible assets (Non - GAAP) of 1 . 98 % for the quarter ended September 30 , 2019 . (1) All information at and for the period ended September 30, 2019 is preliminary and based on Company data available at the time of the presentation. (2) Net interest margin - core excludes the impact of purchase accounting accretion, loan payoff charges and related deferral fees rec ognized related to early loan repayments.

# Exhibit[1]

**Carolina Financial Corporation**
**Reconciliation of Non-GAAP Financial Measures - Consolidated**
**(Unaudited)**
(In thousands, except share data)

| | For the Three Months Ended | | | | |
|---|---|---|---|---|---|
| | **September 30, 2019** | June 30, 2019 | March 31, 2019 | December 31, 2018 | September 30, 2018 |
| **Net interest margin - core:** | | | | | |
| Net interest margin-tax equivalent (2) | **$ 36,539** | 34,661 | 33,899 | 35,349 | 34,298 |
| Purchased loan accretion and early payoff charges and deferred fees | **(3,209)** | (1,521) | (1,617) | (3,283) | (2,831) |
| Net interest margin - core (3) (Non-GAAP) | **$ 33,330** | 33,140 | 32,282 | 32,066 | 31,467 |
| **Loans receivable interest income - core:** | | | | | |
| Loans receivable interest income | **$ 38,291** | 36,325 | 34,813 | 34,969 | 33,357 |
| Purchased loan accretion and early payoff charges and deferred fees | **(3,209)** | (1,521) | (1,617) | (3,283) | (2,831) |
| Loans receivable interest income - core (3) (Non-GAAP) | **$ 35,082** | 34,804 | 33,196 | 31,686 | 30,526 |
| Average loans receivable | **2,639,921** | 2,610,394 | 2,535,192 | 2,428,603 | 2,402,075 |
| Average interest earning assets | **3,507,155** | 3,483,713 | 3,432,818 | 3,322,894 | 3,282,426 |
| Net interest margin-tax equivalent (2) | **4.13%** | 3.99% | 4.00% | 4.23% | 4.15% |
| Net interest margin-core (3) (Non-GAAP) | **3.77%** | 3.82% | 3.81% | 3.84% | 3.80% |
| Yield on loans receivable-core (3) (Non-GAAP) | **5.27%** | 5.35% | 5.31% | 5.18% | 5.04% |

Carolina Financial CORPORATION

(1) The September 30, 2019 information is preliminary and based on Company data available at the time of the presentation.
(2) Net interest margin – tax-equivalent.
(3) Net interest margin – core and yield on loans receivable – core excludes the impact of purchase accounting accretion, loan payoff charges and related deferred fees recognized related to early loan repayments.

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